Exhibit 10.1

FIRST AMENDMENT

TO THE

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN #2

THIS FIRST AMENDMENT (the “Amendment”) is adopted this 29th day of August, 2015, by Peoples Security Bank and Trust Company (the “Employer”).

WHEREAS, the Bank adopted the Amended and Restated Deferred Compensation Plan #2 on April 22, 2014 (the “Plan”) to provide deferred compensation benefits to one of the Employer’s executives, Craig Best (the “Executive”); and

WHEREAS, the Bank now wishes to amend the Plan to make additional Contributions on behalf of the Executive and make other changes as well;

NOW, THEREFORE, the Bank adopts the following amendments to the Plan:

Section 2.1 of the Plan shall be deleted in its entirety and replaced by the following:

2.1 Contributions Generally. The Employer shall contribute the following amounts, at the following times, to the Contribution Account described in Article 3.

Date	Contribution
January 1, 2011	$61,375
August 1, 2011	$60,000
August 1, 2012	$60,000
August 1, 2013	$60,000
August 1, 2014	$60,000
September 1, 2015	$80,258
August 1, 2016	$80,000
August 1, 2017	$80,000
August 1, 2018	$80,000
August 1, 2019	$80,000

Section 4.5 of the Plan shall be deleted in its entirety and replaced by the following:

4.5 Termination for Cause. If the Employer terminates the Executive’s employment for Cause, then the Executive shall forfeit any right to future Contributions under Section 2.1 or interest under Section 3.1.

Section 8.1 of the Plan shall be deleted in its entirety and replaced by the following:

8.1 Amendment. Except as provided below, this Agreement may be amended only by a written agreement signed by both the Employer and the Executive. Notwithstanding the foregoing, the Agreement may be amended by the Employer at any time, if found necessary in the opinion of the Employer, i) to ensure that the Agreement is characterized as plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA, ii) to conform the Agreement to the requirements of any applicable law or iii) to comply with the written instructions of the Employer’s auditors or banking regulators.

IN WITNESS WHEREOF, a duly authorized representative of the Employer has signed this Amendment.

EMPLOYER
Peoples Security Bank and Trust Company

By:	/s/ Michael L. Jake
Title:	Executive Vice President

Acknowledged:

/s/ Craig Best
Craig Best